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                                                                    EXHIBIT 11.1

                           HORIZON HEALTH CORPORATION

                       COMPUTATIONS OF EARNINGS PER SHARE


                                                        THREE MONTHS
                                                      ENDED NOVEMBER 30,
                                                 ---------------------------
                                                     2002           2001
                                                 ------------   ------------
 BASIC
 Net income                                      $  2,356,472   $  2,138,979
                                                 ------------   ------------
 Weighted average shares outstanding (basic)        5,344,815      5,322,632
                                                 ------------   ------------
 Basic earnings per share                        $        .44   $        .40
                                                 ============   ============

 DILUTED
 Net income                                      $  2,356,472   $  2,138,979
                                                 ------------   ------------
 Effect of dilutive securities(1)                     422,913        457,437
                                                 ------------   ------------
 Weighted average shares outstanding (diluted)      5,767,728      5,780,069
                                                 ------------   ------------
 Diluted earnings per share                      $        .41   $        .37
                                                 ============   ============

(1) During fiscal quarters ended November 30, 2002 and 2001, certain shares subject to options to acquire common stock were not included in certain computations of diluted EPS because the option exercise price was greater than the average market price of the common shares for the quarter. The computation for the quarter ended November 30, 2002 excluded 96,700 shares subject to options, with an exercise price ranging from $14.51 to $23.75. The computation for the quarter ended November 30, 2001 excluded 4,000 shares subject to options, with an exercise price $23.75